UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 24, 2008

CONSOLIDATED CAPITAL INSTITUTIONAL PROPERTIES, LP

(Exact name of Registrant as specified in its charter)

            Delaware                  0-10831                 94-2744492

      (State or other jurisdiction (Commission            (I.R.S. Employer

           of incorporation)        File Number)        Identification Number)

55 Beattie Place

Post Office Box 1089

Greenville, South Carolina 29602

(Address of principal executive offices)

(864) 239-1000

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

Consolidated Capital Institutional Properties, LP, a Delaware limited partnership (the “Registrant”), owns a 100% interest in CCIP Palm Lake, L.L.C., a Delaware limited liability company (the “Company”).  As previously disclosed, after April 30, 2008, the assets and liabilities of the Company are allocated solely to the holders of Series A Units of the Registrant for all purposes. The Company owns Palm Lake Apartments (“Palm Lake”), a 150-unit apartment complex located in Tampa, Florida.

On October 24, 2008 (the “Effective Date”), the Company entered into a Purchase and Sale Contract (the “Purchase Agreement”) with a third party, Blackhawk Apartment Opportunity Fund II LLC, an Illinois limited liability company, (the “Purchaser”) to sell Palm Lake to the Purchaser for a total sales price of $7,000,000.

The following is a summary of the terms and conditions of the Purchase Agreement, which summary is qualified in its entirety by reference to the Purchase Agreement, a copy of which is attached as an exhibit.

PURCHASE PRICE.  The total purchase price is $7,000,000, subject to prorations and adjustments at the closing. Purchaser agreed to deliver a deposit of $150,000 to LandAmerica Financial Group, Inc., (the “Escrow Agent”) on the Effective Date.

FEASIBILITY PERIOD.  The feasibility period ends thirty days after the effective Date. If the Purchaser fails to notify the Company in writing of its intent to terminate the contract prior to the end of the feasibility period, the deposit will become non-refundable.

CLOSING.  The expected closing date of the transaction is on or before 30 days after the expiration of the feasibility period. The Purchaser has the right to extend the closing to December 30, 2008 by delivering written notice to the Company no later than five days prior to the closing and delivering an additional deposit of $50,000.  The closing is also subject to customary closing conditions and deliveries.

COSTS AND FEES.  The Purchaser will pay mortgage or similar documentary stamp taxes in connection with its financing of the property, sales, use, gross receipts or similar taxes and recording costs in accordance with custom and practice, fees required to be paid with respect to the title policy, costs of any new or updated survey and one-half of the customary closing costs of the Escrow Agent. The Company will pay the base premium for the title policy, transfer documentary stamp taxes for the transfer of the property and one-half of the customary closing costs of the Escrow Agent.

REPRESENTATIONS AND WARRANTIES.  The Company and the Purchaser each made limited representations and warranties to the other.

RISK OF LOSS. The risk of loss or damage to Palm Lake by reason of any insured or uninsured casualty during the period through and including the closing date equal to or less than $250,000 will be borne by the Company. The Company must maintain in full force and effect until the closing date all existing insurance coverage on Palm Lake.

ASSIGNMENT.  With the exception of a permitted assignment to an affiliate of the Purchaser, the Purchase Agreement is not assignable by the Purchaser without first obtaining the prior written approval of the Company.

DEFAULTS AND REMEDIES.  If the Purchaser defaults on its obligations to deliver when required any required deposits, the purchase price or any other specified deliveries, the Purchaser will forfeit its deposits to the Company, and neither party will be obligated to proceed with the purchase and sale.  The Company waived the remedies of specific performance and additional damages for any such defaults by the Purchaser.

If the Company, prior to the closing, defaults in its representations, warranties, covenants, or obligations, the Purchaser has the option of (a) terminating the Purchase Agreement, receiving a return of its deposits, and recovering, as its sole recoverable damages its documented direct and actual out-of-pocket expenses and costs up to $75,000, or (b) seeking specific performance of the Company’s obligation to deliver the deed pursuant to the Purchase Agreement.

Item 9.01   Financial Statements and Exhibits

(c)   Exhibits

10.65       Purchase and Sale Contract between CCIP Palm Lake, L.L.C., a Delaware limited liability company, and Blackhawk Apartments Opportunity Fund II LLC, an Illinois limited liability company, dated October 24, 2008.*

*Schedules and supplemental materials to the exhibit have been omitted but will be provided to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOLIDATED CAPITAL

INSTITUTIONAL PROPERTIES, LP

By:  CONCAP EQUITIES, INC.

General Partner

By:  /s/Stephen B. Waters

Stephen B. Waters

Vice President

Date: October 29, 2008